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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 15, 1997
                                                 (July 15, 1997)

                      TrustCo Bank Corp NY
     (Exact name of registrant as specified in its charter)

                             New York
          (State or other jurisdiction of incorporation)


            0-10592                    14-1630287
(Commission File Number)       (IRS Employer Identification No.)

        192 Erie Boulevard, Schenectady, New York  12305
      (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code: (518) 377-3311

 TrustCo Bank Corp NY


Item 5.   Other Events
------    ------------
         On July 15, 1997, TrustCo Bank Corp NY ("TrustCo") issued two press releases with year to date and second quarter results for the period ending June 30, 1997. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).


Item 7.   Exhibits
------    ---------

          Reg S-K Exhibit No. Description
          ___________________ ___________
          99(a)                Highlights Press Release of July
                              15, 1997, for the period ending
                              June 30, 1997, regarding year to
                              date and second quarter results.

          99(b)               Press Release of July 15, 1997,
                              for the period ending June 30,
                              1997, regarding year to date and
                              second quarter results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 15, 1997

                                   TrustCo Bank Corp NY
                                   (Registrant)


                                   By:/s/ Robert T. Cushing
                                      _______________________
                                     Robert T. Cushing
                                     Vice President and
                                     Chief Financial Officer

Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.   Description                       Page
__________________    ________________________________  _____
     99(a)            Highlights Press Release of July    5
                      15, 1997, for the period ending
                      June 30, 1997, regarding year to
                      date and second quarter results.

     99(b)            Press Release of July 15, 1997,     6
                      for the period ending June 30,
                      1997, regarding year to date and
                      second quarter results.

                                                  Exhibit 99(a)
TRUSTCO
Bank Corp NY                                      News Release
_________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                        NASDAQ -- TRST

Contact:       William F. Terry
               Senior Vice President and Secretary
               (518) 381-3611

Schenectady, New York -- July 15, 1997


FOR IMMEDIATE RELEASE:


TrustCo Bank Corp NY
(dollars in thousands, except per share data)
                                     6/97          6/96
                                     ____          ____
Three Months Ended
 June 30:
 Net Income                 $       7,853         6,913

Average Equivalent
  Shares Outstanding           21,120,000    20,931,000

 Net Income per Share       $        0.37          0.33

Six Months Ended
 June 30:
 Net Income                 $      15,446        13,598

Average Equivalent
  Shares Outstanding           21,138,000    20,937,000

 Net Income per Share       $         .73           .65

Period End:
Total Assets                    2,301,897     2,223,973
Total Nonperforming Loans          12,247        13,926
Total Nonperforming Assets         21,053        18,598
Allowance for Loan Losses          52,286        50,582
Allowance as a Percentage
  of Total Loans                     4.16%         4.12

Per share data has been adjusted for the 15% stock split
effective August 1996.
                                # # #
                               Page 5

                                                  Exhibit 99(b)

TRUSTCO
Bank Corp NY                                      News Release
_______________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                         NASDAQ -- TRST

Contact:   William F. Terry
           Senior Vice President and Secretary
           (518) 381-3611

For Immediate Release:

Schenectady, New York -- July 15, 1997

                         TRUSTCO ANNOUNCES
            SECOND QUARTER AND YEAR-TO-DATE 1997 RESULTS

Schenectady, New York -- July 15, 1997

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) announced that first half results for 1997 continue to reflect strong performance with respect to taxable equivalent net interest income, net income, operating efficiencies and overall loan quality. "The first half results for 1997 are on track with our expectations, and we anticipate an even stronger second half of this year leading into 1998," stated Robert A. McCormick, President and Chief Executive Officer.

Record second quarter net income of $7.9 million for 1997 was 14% greater than the $6.9 million recorded in the comparable 1996 period. Earnings per share reached $0.37 for the second quarter of 1997, up 12% over the prior year. Consistent with the increases for the second quarter results, the six month year-to-date 1997 net income of $15.4 million and earnings per share of $0.73 are an increase of 14% and 12% over the net income and earnings per share, respectively, for the comparable 1996 period.

Return on average equity for the second quarter of 1997 was 19.9% compared to 18.6% in 1996. Mr. McCormick noted, "We have said for a number of years now that the most important financial ratio to measure how well TrustCo is operating is the return on equity. The 19.9% return on equity during the second quarter is in line with our expectations for 1997. I am very pleased with these results and feel confident that we will achieve our budget of a 20% return on equity for the full year of 1997." For the first six months, the return on equity was 19.8% in 1997 and 18.5% in 1996.
                           -more-
                            Page 6

Average total assets increased by 3% between the second quarter of 1996 and the second quarter of 1997. The increase in assets was primarily concentrated in the loan portfolio and in short-term overnight investments. Commenting on this growth, Mr. McCormick remarked, "During the quarter, TrustCo increased average assets by approximately $65 million, in a time period when virtually all other financial institutions are suffering from deposit outflows. I think that this speaks directly to our commitment as the Home Town Bank. We are expanding our branch network, and have recently opened a new, full-service branch in West Sand Lake, and a second new branch in South Glens Falls. A third new branch is presently under construction in Wynantskill,
and is expected to open during the third quarter.   We have been
able to attract new customers to our bank due to our superior service, pricing, and extensive branch network. That formula has served us well over our 95-year history, and will continue to in the future."

For the six months ended June 30, 1997, TrustCo's efficiency ratio was 40.5%, as compared to 39.7% in 1996. Mr. McCormick noted, "We have a long history of strong expense controls over all aspects of our operations. As a matter of fact, over the last five years, the average efficiency ratio for all banks headquartered in New York State was 62% as compared to TrustCo's 44% for the same time period. That means that TrustCo is approximately 30% more efficient than the average New York State bank. In a recent U.S. Banker article, TrustCo was listed as the third most efficiently run bank of the top 300 banks in the country. Those results don't just happen. They are the product of concerted effort by every employee of TrustCo to keep costs down and to constantly refine operating efficiencies."

At June 30, 1997, total nonperforming loans were $12.2 million, down $1.7 million from June 30, 1996. The reserve set aside for nonperforming loans increased during the year to $52.3 million and, as a percentage of total loans, increased to 4.16% at June 30, 1997.

Also during the quarter, TrustCo paid common stock cash dividends of $0.28 per share in 1997, compared to $0.24 per share in 1996, a dividend payout ratio in excess of 70% for both 1997 and 1996. Mr. McCormick stated, "We retain within the Company sufficient capital to meet our needs for growth and for regulatory purposes. Traditionally we return to our owners any capital that we cannot effectively utilize." TrustCo is classified as a well capitalized bank for regulatory purposes.

TrustCo Bank Corp NY serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 50 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.0 billion of assets under management.
                                 -30-

TRUSTCO BANK CORP NY
SCHENECTADY, NY


FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

                                                          Three Months Ended
                                                 06/30/97    03/31/97    06/30/96
Summary of operations
   Net interest income (TE)                   $    22,246      21,772      22,176
   Provision for loan losses                        1,185       1,210         854
   Net gain/(loss) from securities transactions      (295)       (495)     (2,630)
   Noninterest income                               4,104       4,031       3,655
   Noninterest expense                             11,587      11,204      10,675
   Net income                                       7,853       7,593       6,913

Per common share (1)
   Net income                                        0.37        0.36        0.33
   Cash dividends                                    0.28        0.28        0.24
   Book value at period end                          8.28        7.91        7.54
   Market price at period end                       21.38       20.75       16.74

At period end
   Full time equivalent employees                     452         444         442
   Full service banking offices                        50          48          48

Performance ratios
   Return on average assets                          1.38 %      1.36        1.25
   Return on average equity (2)                     19.92       19.58       18.64
   Efficiency (3)                                   40.79       40.17       39.01
   Net interest spread (TE)                          3.63        3.58        3.71
   Net interest margin (TE)                          4.07        4.00        4.14
   Dividend payout ratio                            71.48       73.87       70.42

Capital ratios at period end (4)
   Total equity to assets                            7.01        6.92        6.85
   Tier 1 risk adjusted capital                     13.37       13.24       12.64
   Total risk adjusted capital                      14.66       14.53       13.92

Asset quality analysis at period end
   Nonperforming loans to total loans                0.98        0.96        1.13
   Nonperforming assets to total assets              0.91        0.88        0.84
   Allowance for loan losses to total loans          4.16        4.20        4.12
   Coverage ratio (5)                                4.3 X       4.4 X       3.6 X


(1) All share and per share information has been restated for the effect of the 15% stock split declared August, 1996.
(2) Average equity excludes the effect of the market value adjustment for securities available for sale.
(3) Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4) Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5) Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


FINANCIAL HIGHLIGHTS, Continued

                                                        Six Months Ended
                                                 06/30/97    06/30/96
Summary of operations
   Net interest income (TE)                   $    44,018      43,936
   Provision for loan losses                        2,395       3,964
   Net gain/(loss) from securities transactions      (790)     (3,051)
   Noninterest income                               8,135       7,203
   Noninterest expense                             22,791      21,121
   Net income                                      15,446      13,598

Per common share (1)
   Net income                                        0.73        0.65
   Cash dividends                                    0.55        0.48
   Book value at period end                          8.28        7.54
   Market price at period end                       21.38       16.74

Performance ratios
   Return on average assets                          1.37 %      1.24
   Return on average equity (2)                     19.75       18.48
   Efficiency (3)                                   40.48       39.71
   Net interest spread (TE)                          3.61        3.70
   Net interest margin (TE)                          4.04        4.14
   Dividend payout ratio                            72.65       71.53


                                Page 9


CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                 06/30/97    12/31/96    06/30/96
ASSETS
  Loans, net                                  $ 1,203,658   1,190,321   1,177,140
  Securities available for sale                   670,809     618,670     488,352
  Federal funds sold                              290,000     310,000     435,000
                                                ----------  ----------  ----------
     Total earning assets                       2,164,467   2,118,991   2,100,492

  Cash and due from banks                          41,329      45,779      43,267
  Bank premises and equipment                      22,712      23,098      24,269
  Other assets                                     73,389      73,912      55,945
                                                ----------  ----------  ----------
     Total assets                             $ 2,301,897   2,261,780   2,223,973
                                                ==========  ==========  ==========
LIABILITIES
  Deposits:
     Demand                                   $   125,206     123,553     112,233
     Interest-bearing checking                    230,228     236,264     235,078
     Savings                                      662,342     661,915     674,744
     Money Market                                  59,337      61,131      66,650
     Certificates of deposit > $100 thou           98,159      89,793      85,921
     Other time deposits                          804,586     780,490     759,225
                                                ----------  ----------  ----------
       Total deposits                           1,979,858   1,953,146   1,933,851

  Short-term borrowings                           115,245     111,662     106,654
  Other liabilities                                37,901      34,572      30,036
                                                ----------  ----------  ----------
     Total liabilities                          2,133,004   2,099,380   2,070,541

SHAREHOLDERS' EQUITY                              168,893     162,400     153,432
                                                ----------  ----------  ----------
     Total liabilities and
       shareholders' equity                   $ 2,301,897   2,261,780   2,223,973
                                                ==========  ==========  ==========
Number of common shares
  outstanding, in thousands                        20,391      20,388      20,358

                                Page 10


CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                          Three Months Ended
                                                 06/30/97    03/31/97    06/30/96
Interest income
     Loans                                    $    27,088      26,812      26,726
     Investments                                   11,520      10,761      11,384
     Federal funds sold                             4,255       4,322       3,712
                                                ----------  ----------  ----------
          Total interest income                    42,863      41,895      41,822

Interest expense
     Deposits                                      20,004      19,571      19,193
     Borrowings                                     1,373       1,317       1,097
                                                ----------  ----------  ----------
          Total interest expense                   21,377      20,888      20,290
                                                ----------  ----------  ----------
          Net interest income                      21,486      21,007      21,532

Provision for loan losses                           1,185       1,210         854
                                                ----------  ----------  ----------
          Net interest income after
            provision for loan losses              20,301      19,797      20,678

Net gain/(loss) from securities transactions         (295)       (495)     (2,630)
Noninterest income                                  4,104       4,031       3,655
Noninterest expense                                11,587      11,204      10,675
                                                ----------  ----------  ----------
Income before income taxes                         12,523      12,129      11,028
Income tax expense                                  4,670       4,536       4,115
                                                ----------  ----------  ----------
Net income                                    $     7,853       7,593       6,913
                                                ==========  ==========  ==========

Net income per share                          $      0.37        0.36        0.33
Avg equivalent shares outstanding, in thousands    21,120      21,157      20,931

                                Page 11


CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                       Six Months Ended
                                                 06/30/97    06/30/96
Interest income
     Loans                                    $    53,900      53,673
     Investments                                   22,281      22,644
     Federal funds sold                             8,577       7,013
                                                ----------  ----------
          Total interest income                    84,758      83,330

Interest expense
     Deposits                                      39,575      38,837
     Borrowings                                     2,690       1,830
                                                ----------  ----------
          Total interest expense                   42,265      40,667
                                                ----------  ----------
          Net interest income                      42,493      42,663

Provision for loan losses                           2,395       3,964
                                                ----------  ----------
          Net interest income after
            provision for loan losses              40,098      38,699

Net gain/(loss) from securities transactions         (790)     (3,051)
Noninterest income                                  8,135       7,203
Noninterest expense                                22,791      21,121
                                                ----------  ----------
Income before income taxes                         24,652      21,730
Income tax expense                                  9,206       8,132
                                                ----------  ----------
Net income                                    $    15,446      13,598
                                                ==========  ==========

Net income per share                          $      0.73        0.65
Avg equivalent shares outstanding,
    in thousands                                   21,138      20,937



CONSOLIDATED AVERAGE BALANCE SHEETS
(in thousands)

                                                          Three Months Ended
                                                 06/30/97    03/31/97    06/30/96
Total assets                                  $ 2,282,009   2,261,057   2,215,544
Shareholders' equity                              162,838     162,143     151,767
Total loans                                     1,245,189   1,240,790   1,227,421
Interest earning assets                         2,184,025   2,161,480   2,138,647
Interest-bearing liabilities                    1,966,357   1,952,062   1,924,538

                                                       Six Months Ended
                                                   35,611    06/30/96
Total assets                                  $ 2,271,591   2,198,640
Shareholders' equity                              162,492     154,902
Total loans                                     1,243,002   1,227,293
Interest earning assets                         2,172,814   2,119,605
Interest-bearing liabilities                    1,959,249   1,908,520
